Loan Agreement

ANZ Nominees Limited as custodian for the
Professional Pension PST - Pension
AMI Australia Holdings Pty Limited

Doyle Corporate Pty Limited Solicitors Level 1 204-218 Botany Road ALEXANDRIA NSW 2015 Tel: (02) 9640 5185 Fax: (02) 9640 5186 Email: richard.doyle@aminet.com.au

Contents

Clause
Number	Heading	Page

1	Loan and Ranking	1
2	Drawdown and Conditions Precedent	1
3	Interest	1
4	Repayment and prepayment	2
5	Representations and warranties	2
6	Undertakings by the Borrower	3
7	Default	3
8	Expenses, costs and Taxes	4
9	Interest on overdue amounts	6
10	Assignment and amendment	6
11	Set-Off	6
12	No Waiver	7
13	Governing Law and jurisdiction	7
14	Notices	7
15	Acceptance	7
	Schedule to Loan Agreement	8
	Part 1 - Transaction Documents	8
	Part 2 - Addresses for Notices	8

Date	2006

Parties	ANZ Nominees Limited as custodian for the Professional Pension PST - Pension (ABN 96 005 357 568) of 530 Collins Street, Melbourne VIC 3001 (Lender)

AMI Australia Holdings Pty Limited (ACN 095 238 645) of Level 1, 204-218 Botany Road, Alexandria NSW 2015 (Borrower)

Operative provisions

1	Loan and Ranking

1.1
The Lender has agreed to make available to the Borrower a loan in the principal amount of AUD1.8 million (Loan) as part of the consideration to acquire Worldwide PE Patent Holdco Pty Limited on the terms set out below.

1.2	The parties agree that the Loan will rank equally with the loan advanced by ANZ Nominees Limited as custodian for the Professional Pension PST - Super on the date of this Deed.

2	Drawdown and Conditions Precedent

2.1	The Lender will advance the Loan to the Borrower on the date of this Deed provided that the Lender has received the following documents in form and substance satisfactory to it:

(a)	this Deed and all other transaction documents (Transaction Documents) (if any) listed in Part 1 of the Schedule duly executed by the Borrower; and

(b)	any other documents and information which the Lender has requested from the Borrower.

3	Interest

3.1
The Borrower must pay interest on the outstanding balance of the Loan for the period from and including the date of this Deed to but excluding the third anniversary of the date of this Deed (Repayment Date) at an annual interest rate equal to 450 basis points above the RBA cash rate (Base Rate). Interest will be payable monthly in arrears.

3.2
Interest will accrue from day to day, be calculated on the basis of the actual number of days elapsed and a 365 day year (including the first day of the period during which it accrues but excluding the last) and be paid in arrears on each Interest Payment Date.

3.3
Interest payments by the Borrower must be made in AUD dollars in same day funds on the first day of each month to the Lender's account or, if that date is not a day on which the Lender is open for business in Sydney, on the next day the Lender is open for business in Sydney and on the Final Repayment Date (each an Interest Payment Date).

3.4	The certificate of the Lender as to the amount and rate of interest payable under this Deed will be conclusive and binding on the Borrower.

4	Repayment and prepayment

4.1
The Borrower must repay the Loan in full by the Repayment Date. The Borrower may prepay the Loan in whole or in part, together with interest accrued on the amount to be prepaid to the date of prepayment on any Interest Payment Date after giving the Lender 10 days' notice of the date of that prepayment.

5	Representations and warranties

5.1	The Borrower represents and warrants to the Lender that:

(a)	it is duly incorporated under the laws of NSW and it has taken all necessary corporate action to authorise its entry into and the performance of its obligations under this Deed;

(b)	this Deed constitutes the Borrower's valid and legally binding obligations, enforceable in accordance with its terms;

(c)	it has obtained all authorisations and consents as are required in connection with the execution and performance of this Deed and such authorisations and consents are in full force and effect;

(d)
all financial and other information supplied to the Lender (including the draft audited accounts dated 30 June 2006 and the unaudited management accounts dated 31 July 2006 relating to the Borrower show a true and fair view of its financial standing as at the dates and in respect of the periods to which they relate) by or on behalf of the Borrower in connection with the Loan was when given, and remains, complete and accurate in all material respects;

(e)
the Borrower holds all of the issued shares in PE Patent Holdco Pty Limited, Advanced Medical Institute Pty Limited, Women’s Health Foundation Pty Limited, Advanced Medical Institute (NZ) Limited and Intelligent Medical Technologies Pty Limited, 50% of the shares in Whygo Video Conferencing Pty Limited (which holds all of the issued shares in Whygo Limited) and will hold 100% of the issued shares in Worldwide PE Patent Holdco Pty Limited on the date of this Deed (collectively the Group Companies), and there are no options or convertible notes issued by any of the Group Companies and no Group Company has entered into any agreement to issue any shares, options or convertible notes to any party;

(f)
on satisfaction of the conditions precedent, the Loan will be secured by a first ranking fixed and floating charge over the Borrower with the exception that the Borrower will not be required to discharge the 2 fixed charges which it has granted to Westpac over certain fitout or the charges relating to the loan referred to in clause 1.2; and

(g)
it will not repay any monies owned by it to Advanced Medical Institute, Inc prior to repayment of the loan without the Lender’s prior written consent. This clause will not prohibit the Borrower from issuing shares to Advanced Medical Institute, Inc to reduce the outstanding loan balance.

6	Undertakings by the Borrower

6.1	Unless the Lender otherwise consents in writing, during the term of this Deed the Borrower must:

(a)	not make any material changes to its business or dispose of any of its core assets or undertakings;

(b)
not dispose of its Australian premature ejaculation or impotence business or its interest in PE Patent Holdco Pty Limited, Worldwide PE Patent Holdco Pty Limited or Intelligent Medical Technologies Pty Limited and not permit those entities to dispose of their assets;

(c)
manage and conduct its business in the ordinary course of business and with all due care and in accordance with normal and prudent practice (having regard to the nature of the business and past practice and so as to comply with all applicable laws);

(d)	not make any changes to the board or managing director of the Borrower;

(e)	use its best endeavours to maintain the profitability and value of the business;

(f)	repair and maintain each of its assets;

(g)	not permit any Group Company to issue, agree to issue or grant any option to issue any equity or any security convertible into any such securities;

(h)	not subscribe or agree to subscribe for any equity interest in any party;

(i)	not guarantee the obligations of or provide financial support to any party;

(j)	not repay any loan in priority to payment of the Loan;

(k)	not enter into any joint venture agreement or other arrangement which gives any party an interest in the profits of its business; or

(l)	not grant any encumbrance to any party.

7	Default

7.1
On the occurrence of any of the events set out at (a) to (l) below, the Lender may serve a notice on the Borrower and the amount of the Loan which is outstanding and all interest accrued on the Loan and unpaid will become immediately due and payable:

(a)	the Borrower fails to pay when due any amount payable under this Loan Agreement or fails to duly perform or comply with any of its obligations under any Transaction Document;

(b)	the Borrower has misrepresented any material fact relating to its financial condition to the Lender;

(c)
a default occurs under the provisions of any other agreement or instrument evidencing or securing indebtedness exceeding $250,000 (including any guarantee, charge or similar obligation and whether granted to the Lender or otherwise) of the Borrower or any liability of the Borrower becomes or may be declared due prior to its stated maturity;

(d)	any event occurs which, in the reasonable opinion of the Lender, may materially and adversely affect the business, assets or financial condition of the Borrower;

(e)
an application is made to a court for an order that the Borrower or any Group Company be wound up or that a provisional liquidator be appointed (unless the application is withdrawn, struck out or dismissed within 28 days of it being made);

(f)	a liquidator is appointed to the Borrower or any Group Company;

(g)
a resolution is passed or a decision taken to appoint an administrator to the Borrower or any Group Company or there is a controller (as defined under the Corporations Act 2001 (Cth) (Act) of any of its assets;

(h)
except to reconstruct or amalgamate while solvent on terms approved by the Lender, the Borrower or any Group Company enters into, or resolves to enter into, an arrangement or composition with, or assignment for the benefit of, all or any of its creditors, or it, or anyone on its behalf, proposes a reorganisation, moratorium, deed of company arrangement or other administration involving any of them or the winding up or dissolution of the Borrower or any Group Company;

(i)	the Borrower or any Group Company is, states that it is, or is presumed under any applicable law to be, insolvent;

(j)	the Borrower or any Group Company becomes an insolvent under administration as defined in Part 5 of the Act or action is taken which could result in that event;

(k)	as a result of the operation of section 459F(1) of the Act, the Borrower or any Group Company is taken to have failed to comply with a statutory demand;

(l)	anything having a substantially similar effect to any of the events specified above happens to the Borrower or any Group Company under the law of any jurisdiction;

(m)	any of the representations and warranties set out in this Deed is materially inaccurate;

(n)	the Borrower breaches any covenant set out in clauses 6.1 (a), (b), (d), (g), (h), (i), (j), (k) or (l); or

(o)	the Borrower does not rectify any breach of any other clause of this Deed within 28 days after receipt of a notice from the Lender specifying the breach.

8	Expenses, costs and Taxes

Expenses

8.1	Whether or not the Loan is made, the Borrower must pay to or reimburse the Lender on demand for:

(a)	all costs, expenses and Taxes incurred or payable by the Lender for:

(i) the negotiation, preparation, execution, completion, stamping and registration of the Transaction Documents;

(ii) the arrangement of the Loan;

(iii) any attendance, inspection, calculation, approval, consent, waiver, variation, release or discharge made or given by the Lender under a Transaction Document;

(iv) any amendment of any Transaction Document; and

(v) any enquiry by any Government Agency concerning the Borrower, any Security Provider or any Group Company or any transaction contemplated by or funded under a Transaction Document; and

(b)
all costs, expenses and Taxes incurred or payable by the Lender for any contemplated or actual enforcement of a Transaction Document, or the preservation of its rights, powers and remedies under a Transaction Document.

8.2	The costs, expenses and Taxes of the Lender to be paid or reimbursed by the Borrower under clause 8.3 include:

(a)
costs of time spent by any personnel of the Lender, at the daily or hourly rate reasonably determined by the Lender, costs and expenses of any person engaged by the Lender, and all administration costs, internal and external legal fees and disbursements (together with Taxes on those costs, expenses, fees and disbursements) on a full indemnity basis; and

(b)	any costs, expenses and Taxes incurred in retaining an independent consultant or other person to evaluate any matter of concern.

Costs

8.3	The Borrower must bear the cost of doing or refraining from doing any act, matter or thing which it is required to do or refrain from doing under or in connection with a Transaction Document.

Taxes

8.4
The Borrower must pay all Tax in relation to the execution, delivery, registration, performance, release, discharge, variation, enforcement or attempted enforcement of or otherwise in respect of the Transaction Documents.

Goods and Services Tax

8.5
The Borrower must pay to the Lender on demand any GST which is payable as a consequence of any supply made or deemed to be made or other matter or thing done under or in connection with this Deed by the Lender, together with any fine, penalty or interest payable because of a default of the Borrower. The amount paid by the Borrower to the Lender on account of GST must be sufficient to ensure that the economic benefit to the Lender of this Deed remains the same whether GST applies or not.

8.6	The Lender will give the Borrower a tax invoice complying with any legislation under which GST is imposed.

8.7	The Borrower must pay any amount it is required to pay under clause 8.5 in full and without deduction, notwithstanding any entitlement that it may have to a credit or offset.

9	Interest on overdue amounts

Default interest

9.1	The Borrower must pay interest to the Lender on demand on any amount due and payable by the Borrower under a Transaction Document but unpaid (including interest payable under this clause).

9.2	Interest under clause 9.1:

(a)	accrues on each unpaid amount from and including the due date for payment to the date of actual payment at the rate determined by the Lender to be the sum of:

(i) 3% per annum; and

(ii) the Base Rate;

(b)	accrues from day to day;

(c)	is calculated on the basis of the actual number of days elapsed (including the first day but excluding the last) and a 365 day year; and

(d)	may be compounded by the Lender at intervals selected by the Lender or, if no selection is made, at 1 month intervals.

Additional interest

9.3
If a liability under a Transaction Document becomes merged in a judgment, the Borrower must, as an independent obligation, pay interest on the amount of that liability to the Lender. Interest on the amount of that liability will accrue from the date the amount becomes due until the date the amount is paid, both before and after judgment, at the rate which is the higher of:

(a)	the rate payable under the judgment; and

(b)	the rate referred to in clause 9.2.

10	Assignment and amendment

10.1
No party may assign any of its rights in relation to this Deed without the other party’s prior written consent. This Deed may only be amended by written instrument signed by the Lender and the Borrower.

11	Set-Off

11.1
The Lender may at any time and without notice to the Borrower apply amounts standing to the credit of any account of the Borrower with the Lender or its affiliates to reduce the Borrower's obligations under this Deed, even if the Lender has not demanded payment or the obligations are contingent or unmatured.

12	No Waiver

12.1
No failure or delay by the Lender in exercising any right, power or remedy under this Deed shall operate as a waiver of that right, power or remedy. Rights, powers and remedies available under this Deed are cumulative and do not exclude those provided by law.

13	Governing Law and jurisdiction

13.1	This Deed is governed by the laws of New South Wales and the Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

14	Notices

14.1
Notices given under this Deed will be given to the relevant party by delivery, pre-paid post or facsimile at the party's address set out above or facsimile number for notices set out in Part 2 of the Schedule.

15	Acceptance

15.1	The Borrower evidences its acceptance of the terms of this Loan Deed by execution.

Schedule to Loan Agreement

Part 1 - Transaction Documents

1.	Certified true copies of the Borrower's:

(a)	certificate of incorporation;

(b)	memorandum and articles of association;

(c)
resolutions of its board of directors authorising the Borrower to enter into and perform its obligations under the Loan Agreement and authorising a person or persons to execute and deliver the Loan Agreement on behalf of the Borrower and give any required notices under it.

2.	The Loan Agreement to which this is annexed.

3.	Fixed and Floating Charge over the Borrower.

Part 2 - Addresses for Notices

To the Borrower:

Address:	Level 1, 204-218 Botany Road, Alexandria NSW 2015
Attention:	Jack Vaisman/Richard Doyle
Facsimile no:	(02) 9640 5186

To the Lender:

Address:	530 Collins Street, Melbourne VIC 3001
Attention:	David McWilliams
Facsimile no:	(03) 9273 2667

With a copy to:

Address:	Level 41, 2 Park Street, Sydney NSW 2000
Attention:	Richard Telfer
Facsimile no:	(02) 8267 8691

Execution

Executed as a deed

Signed sealed and delivered
by AMI Australia Holdings Pty Limited
In accordance with section 127 of the Corporations Act

/s/
Signature of sole director

Name of sole director (please print)

Signed sealed and delivered
by ANZ Nominees Limited
In accordance with section 127 of the Corporations Act

/s/
Signature of director/secretary	Signature of director

/s/
Name of director/secretary (please print)	Name of director (please print)